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                                                                   EXHIBIT 21.01

                                             STATE/COUNTRY
SUBSIDIARY                                         OF               D/B/A
                                             INCORPORATION

1.   Alpine Gem Flower Shippers, Inc.        Montana
2.   American Florist Supply, Inc.           Massachusetts      Bay State and
                                                                Johnsons
3.   CFX, Inc.                               Florida
4.   Flower Trading Corporation              Florida
5.   Monterey Bay Bouquet, Inc.              California
6.   The Roy Houff Company                   Illinois
7.   United Wholesale Florists, Inc.         Arkansas
8.   H&H Flowers, Inc.                       Florida            USA Floral
                                                                Products
                                                                Bouquet
                                                                Division
9.   Koehler & Dramm, Inc.                   Delaware
10.  Koehler & Dramm of Kansas City, Inc.    Missouri
11.  Everflora, Inc.                         New Jersey
12.  Everflora Miami, Inc.                   Florida
13.  CFL Acquisition Corp.                   Delaware
14.  ABCL Acquisition Corp.                  Delaware
15.  XL Group, Inc.                          Florida
16.  Selecta Farms, Inc.                     Florida
17.  Maxima Farms, Inc.                      Florida
18.  EFTA Acquisition Corp.                  Florida            Elite Farms,
                                                                Inc.
19.  ASG Acquisition Corp.                   Delaware           Allan Stanley
                                                                Greenhouses,
                                                                Inc.
20.  David L. Jones Wholesale Ltd.           British
                                             Columbia,
                                             Canada
21.  Petals Distributing, Inc.               Delaware
22.  Floramark, Inc.                         Colorado
23.  AlphaFlora Imports, Inc.                Illinois
24.  Channel Islands Floral, Inc.            Delaware
25.  Tommy's Wholesale Florist, Inc.         Delaware
26.  Sandlake Farms, Inc.                    Florida
27.  Evergreen Wholesale Florist, Inc.       Washington
28.  Floral Distributors, Inc.               Delaware
29.  ABC Floral Inc.                         Delaware
30.  Florimex USA, Inc.                      Virginia
     Subsidiaries of Florimex USA, Inc.
     1.  Florimex Los Angeles, Inc.          Virginia           Florimex West,
                                                                San Francisco
     2.  Floramor, Inc.                      Virginia
     3.  Floramor sp.zo.o                    Poland
     4.  Florimex (Pty.) Ltd.                South Africa
     5.  U.S.A. Floral Products B.V.         Netherlands
31.  Florimex Canada, Inc.                   Ontario, Canada
32.  U.S.A Floral Products Holdings          Germany
     GmbH
     Subsidiaries of U.S.A Floral
     Products Holdings GmbH
     1.  U.S.A. Floral Products
         Verwaltungs GmbH                    Germany
     2.  U.S.A. Floral Products              A German Limited
         Germany GmbH & Co. KG               Partnership
         Subsidiaries of U.S.A. Floral
         Products Germany GmbH &
         Co. KG
         1.  Florimex Nuremberg              Germany
             GmbH
         2.  Florimex GmbH                   Germany
         3.  Kenya Flowers GmbH              Germany
     3.  Florimex
         Grundstucksverwaltungsgesell        Germany
         schaft mbH
     4.  Agros s.r.l.                        Italy
     5.  Florimex Milano s.r.l.              Italy
     6.  Florimex Sanremo s.r.l.             Italy
     7.  Florimex Japan Ltd.                 Japan
     8.  Florimex AG                         Switzerland
     9.  Florimex Blumenimport               Austria
         Ges.m.b.H.
     10. Distribuidora Florimex S.A.         Spain
     11. Florimex AB                         Sweden
     12. Florimex Bangkok Co. Ltd.           Thailand
     13. Kero Bangkok                        Thailand
     14. Florimex Colombia Ltda.             Colombia
     15. Florimex Barcelona S.A.             Spain
     16. Fleur Expansion Florimex            France
         S.A.S.
     17. Florimex Praha spol. S.r.o.         Czech Republic
     18. Florimex (UK) Ltd.                  United Kingdom
     19. Florimex Inmobiliaria S.A.          Spain
     20. Florimex Rungis s.a.r.l.            France
     21. Florimex Onroerendgoed B.V.         Netherlands
     22. Florimex Worldwide B.V.             Netherlands
         Subsidiaries of Florimex
         Worldwide B.V.
         1.  Sierafor B.V.                   Netherlands
         2.  Florimex B.V.                   Netherlands
         3.  Westcom B.V.                    Netherlands
         4.  Baardse B.V.                    Netherlands
         5.  Koeltransporten B.V.            Netherlands